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Exhibit (1)(b)  Board Resolution of the Board of Directors establishing thirty-seven investment subdivisions


                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK


The undersigned, being the duly appointed Directors of GE Capital Life Assurance Company of New York (the "Company"), hereby take the following action by unanimous written consent in lieu of a meeting pursuant to Section 708 of the New York Business Corporation Law:

WHEREAS, The Board of Directors of the Company, pursuant to the Provisions of
Section 4240 of the New York Insurance Law, adopted a resolution establishing GE Capital Life Separate Account II (the "Separate Account") on April 1, 1996, and

WHEREAS, The Company wishes to establish thirty-seven investment subdivisions of Separate Account II which will invest in shares of Alger American Small Capitalization Portfolio and Alger American Growth Portfolio of the Alger American Fund; VIP Equity-Income Portfolio, VIP Growth Portfolio and VIP Overseas Portfolio of Fidelity Variable Insurance Products Fund; VIP II Asset Manager Portfolio and VIP II Contrafund Portfolio of Fidelity Variable Insurance Products Fund II; VIP III Growth & Income Portfolio and VIP III Growth Opportunities Portfolio of Fidelity Variable Insurance Products Fund III; Federated Utility Fund II, Federated High Income Bond Fund II and Federated American Leaders Fund II of Federated Insurance Series; Balanced Portfolio, Flexible Income Portfolio, Growth Portfolio, Aggressive Growth Portfolio, Worldwide Growth Portfolio, International Growth Portfolio and Capital Appreciation Portfolio of Janus Aspen Series; Money Market Fund, Income Fund, S&P 500 Index Fund, Total Return Fund, International Equity Fund, Real Estate Securities Fund, Global Income Fund, Value Equity Fund and U.S. Equity Fund of GE Investments Funds, Inc.; Oppenheimer High Income Fund, Oppenheimer Bond Fund, Oppenheimer Aggressive Growth Fund, Oppenheimer Growth Fund and Oppenheimer Multiple Strategies Fund of Oppenheimer Variable Account Funds; PBHG Growth II Portfolio and PBHG Large Cap Growth Portfolio of PBHG Insurance Series Fund, Inc. Goldman Sachs Growth and Income Fund and Goldman Sachs Mid Cap Equity Fund of Goldman Sachs Asset Management, Inc.

NOW, THEREFORE, BE IT RESOLVED, That the Board of Directors of the Company does hereby establish and create thirty-seven investment subdivisions of the aforementioned separate account. Each investment subdivision shall invest in shares of a single mutual fund portfolio as set forth below:

   INVESTMENT SUBDIVISIONS:     TO BE INVESTED IN:

                                The Alger American Fund
   AAF Small Capitalization        Alger American Small Capitalization Portfolio
   AAF Growth                      Alger American Growth Portfolio
                                Fidelity Variable Insurance Products Fund
   FID-Equity-Income               Equity-Income Portfolio
   FID Growth                      Growth Portfolio
   FID Overseas                    Overseas Portfolio
                                Fidelity Variable Insurance Products Fund II
   FID Asset Manager               Asset Manager Portfolio
   FID Contrafund                  Contrafund Portfolio
                                Fidelity Variable Insurance Products Fund III
   FID Growth & Income             Growth & Income Portfolio
   FID Growth Opportunities        Growth Opportunities Portfolio
                                Federated Insurance Series
   FED Utility II                  Federated Utility Fund II
   FED High Income Bond II         Federated High Income Bond Fund II
   FED American Leaders II         Federated American Leaders Fund II
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                                Janus Aspen Series
   JAN Balanced                    Balanced Portfolio
   JAN Flexible Income             Flexible Income Portfolio
   JAN Growth                      Growth Portfolio
   JAN Aggressive Growth           Aggressive Growth Portfolio
   JAN Worldwide Growth            Worldwide Growth Portfolio
   JAN International Growth        International Growth Portfolio
   JAN Capital Appreciation        Capital Appreciation Portfolio
                                GE Investments Funds Inc.
   GEI Money Market                Money Market Fund
   GEI Income                      Income Fund
   GEI S&P 500 Index               S&P 500 Index Fund
   GEI Total Return                Total Return Fund
   GEI International Equity        International Equity Fund
   GEI Real Estate Securities      Real Estate Securities Fund
   GEI Global Income               Global Income Fund
   GEI Value Equity                Value Equity Fund
   GEI U.S. Equity                 U.S. Equity Fund
                                Oppenheimer Variable Account Funds
   OPP High Income                 Oppenheimer High Income Fund
   OPP Bond                        Oppenheimer Bond Fund
   OPP Aggressive Growth           Oppenheimer Aggressive Growth Fund
   OPP Growth                      Oppenheimer Growth Fund
   OPP Multiple Strategies         Oppenheimer Mulitiple Strategies Fund
                                PBHG Insurance Series Fund, Inc.
   PIL Growth II                   Growth II Portfolio
   PIL Large Cap Growth            Large Cap Growth Portfolio
                                Goldman Sachs Variable Insurance Trust
   GSF Mid-Cap Equity              Mid-Cap Equity Fund
   GSF Growth and Income           Growth and Income Fund

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of June 20, 1998.